CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 6, 2006, with respect to the financial statement of Service Air Group, Inc. included in this Annual Report on Form SB-2 for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission.

/s/ Staley, Okada & Partners

Staley, Okada & Partners

Chartered Accountants

Vancouver, British Columbia, Canada

May 18, 2006